Exhibit 21.1

 List of Corn Products International, Inc. Subsidiaries
 ------------------------------------------------------

                                            Place of
Company Name                                Incorporation
------------                                -------------
Productos de Maiz, S.A.                     Argentina
Corn Products Brasil
 Ingredientes Industrias, Ltda.             Brazil
Corn Products Canada Holding                Canada
Corn Products Canada Operating              Canada
Corn Products Chile S.A.                    Chile
Derivados del Maiz y de la
 Yuca, S.A. (DELMAIZ INYUCAL S.A.)          Colombia
Industrias del Maiz S.A. (Maizena S.A.)     Colombia
Corn Products Ecuador                       Ecuador
Almidones del Istmo S.A. de C.V. (ALISA)    Honduras
Corn Products India                         India
Glucosan                                    Iran
CPC Japan Ltd.                              Japan
CPC-NSK Techno Company Ltd.                 Japan
Nihon Shokuhin Kako Kabushiki Kaisha
 (NSKK) Japan Maize Products, Co. Ltd.      Japan
CPC Industrial Products (Kenya) Ltd.        Kenya
Stamford Food Industries Sdn. Berhad        Malaysia
Productos Modificados, S.A. de C.V.         Mexico
CPC Rafhan Limited                          Pakistan
Corn Products Trading Co. Pte. Ltd.         Singapore
Corn Products Thailand                      Thailand
Bedford Construction Company                New Jersey
Cali Investment Corp.                       Delaware
Corn Products Sales Corporation             Delaware
Colombia Millers Ltd.                       Delaware
Crystal Car Line, Inc.                      Illinois
Enzyme Bio-Systems Ltd.                     Delaware
Feed Products Limited                       New Jersey
Hispano-American Company, Inc.              Delaware
Inversiones Latinoamericanas S.A.           Delaware
The Chicago, Peoria and Western
 Railway Company                            Illinois
Valon, S.A.                                 Uruguay
Corn Products Venezuela                     Venezuela